EXHIBIT 99.1


LEXINGTON RESOURCES, INC.                                   OTCBB Symbol - LXRS,
                 Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025,

FOR IMMEDIATE RELEASE   Las Vegas, Nevada                     September 20, 2005

--------------------------------------------------------------------------------
             LEXINGTON RESOURCES ACQUIRES FIRST BARNETT SHALE LEASES

Las Vegas, Nevada - September 20, 2005/PRNewswire-Firstcall/ -- Lexington Resources, Inc. (OTCBB: LXRS, Frankfurt, Berlin: LXR) (the "Company"), announces that it has closed the acquisition of its first Barnett Shale leases in the Dallas Fort Worth Basin of Texas. Under an existing agreement, the Company has now acquired approximately 2,325 acres of Barnett Shale gas targeted leases, located in Jack and Palo Pinto Counties, Texas, from Pathways Investments, L.P. ("Pathways"), for a total cost of $1,107,000. This initial acquisition from Pathways has now allowed the Company to diversify its existing holdings from its Arkoma Basin based Coal Bed Methane gas targeted leases, located in Oklahoma, to the Barnett Shale gas play located in Texas. Part of the proceeds from the Company's recently announced funding were used to acquire the Barnett Shale leases as well as provide drilling capital for its new planned drilling initiatives in the Dallas Fort Worth Basin. The acquisition is expected to provide the Company with up to 16 additional drilling sites with access to existing pipeline networks.

The securities issued by the Company pursuant to its recently announced funding have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company announced in June that it had entered into a definitive agreement to acquire a 75% working interest in approximately 3,000 net leasehold acres located in Jack, Wise, and Palo Pinto Counties in the State of Texas as part of a 20 plus Barnett Shale gas well horizontal drilling venture with Pathways, comprised of Texas based Hunt family entities. Amendments to the original definitive agreement provide Lexington with a greater 75%-100% working interest in wells to be drilled and increased initial acreage of up to 3,600 Barnett Shale targeted acres in Jack and Palo Pinto Counties in the State of Texas with the potential to drill up to 22-26 wellbores. The Company's contract operator, Oak Hills Drilling and Operating, LLC. ("Oak Hills"), becomes the Operator for the project and contributes at least one drilling rig until project completion. Oak Hills is currently operating as a contract drilling operator of horizontal gas wells in the Barnett Shale.

From proceeds raised in the current financing, the Company will also repay outstanding debt of approximately $1.2 million. In addition, the Company will repay approximately $0.96 million in capital owed for drilling advances to Wagnon Lease equity drilling partners. The result will allow Lexington's back-in working interest in its four Wagnon Lease wells to vest. The Company's Wagnon Lease working interests, in addition to the Company's other current Arkoma Basin production, is expected to provide Lexington with an estimated $1 million in annual gross gas revenues from its current Arkoma Basin well interests.

ABOUT LEXINGTON RESOURCES, INC.: Lexington Resources, Inc. is a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States. Its current operational focus is on gas development initiatives in the Arkoma Basin, Oklahoma and the Dallas Fort
Worth  Basin  in  Texas.  The  Company   continues  to  weight  its  development
initiatives    towards   gas   production.    For   further   information   see:
WWW.LEXINGTONRESOURCES.COM

--------------------------------------------------------------------------------
CONTACT NORTH AMERICA:  INVESTOR RELATIONS, LEXINGTON RESOURCES, INC.
Phone: Toll Free (888) 848-7377 or (702) 382-5139   Fax: (702) 385-1202
e-mail: info@lexingtonresources.com
CONTACT EUROPE: INTERNATIONAL MARKET TREND AG
Phone: 41 43 888 67 00  Fax: 41 43 888 67 09
Stock Exchange Information:  Symbol: OTCBB - LXRS
Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025
--------------------------------------------------------------------------------
SAFE HARBOR STATEMENT
--------------------------------------------------------------------------------
THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE SECURIITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER THINGS, THE CLOSING OF CERTAIN TRANSACTIONS AND THE BELIEF THAT THE CLOSING WILL OCCUR WITHIN SEVERAL DAYS FOLLOWING THE DATE OF THIS NEWS RELEASE.

ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE POSSIBILITY THAT THE COMPANY IS UNABLE TO CLOSE THE TRANSACTINOS BECAUSE OF A FAILURE OF A CLOSING CONDITION OR OTHERWISE AND THE POSSIBILITY THAT THE CLOSING OF THE TRANSACTIONS WILL TAKE LONGER THAN SEVERAL DAYS FOLLOWING THE DATE OF THIS NEWS RELEASE. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.